Exhibit 10.3.3

FOURTH AMENDMENT

FOURTH AMENDMENT, dated as of December 23, 2003 (this “Amendment”), to the Credit Agreement, dated as of November 8, 2001 (as amended from time to time, the “Credit Agreement”), among Paperweight Development Corp., a Wisconsin corporation (“Holdings”), Appleton Papers Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the “Syndication Agent”), U.S. Bank, National Association and LaSalle Bank National Association, each as documentation agent (in such capacity, the “Documentation Agents”), M&I Marshall & Ilsley Bank, as managing agent (in such capacity, the “Managing Agent”), Associated Bank, N.A., as co-agent (in such capacity, the “Co-Agent”), and Toronto Dominion (Texas), Inc., as administrative agent (in such capacity, the “Administrative Agent”; together with the Syndication Agent, the Documentation Agents, the Managing Agent, and the Co-Agent, the “Agents”).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, Holdings and the Borrower have requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders have agreed to such amendments but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Section 1.1. (a) The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended in their respective entireties to read as follows:

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with a Foreign Currency Loan, the term “Business Day” shall also exclude any day on which banks in (i) the jurisdiction of the account to which the proceeds of such Loan are to be disbursed and (ii) the jurisdiction in which payments of principal of and interest on such Loan are to made are authorized or required by law to close and (c) when used in connection with any Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for settlement of payment in Euro.

“Commitment”: as to any Lender, the sum of the Tranche A Term Commitment, the Tranche D Term Commitment and the Revolving Commitment of such Lender.

“Consolidated Net Worth”: at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of Holdings and its Subsidiaries under stockholders’ equity at such date, but excluding (a) any non-cash adjustment to other comprehensive income for an additional minimum liability in respect of the Borrower’s pension plans so long as such adjustment does not increase or decrease Consolidated Net Income and (b) any non-cash gain or loss resulting from foreign currency translation.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the relevant Page of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period (or, in the case of Eurodollar Loans denominated in Pounds Sterling, on the first day of such Interest Period). In the event that such rate does not appear on the relevant Page of the Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the relevant currency at or about 11:00 A.M., local time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Facility”: each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the “Tranche A Term Facility”), (b) the Tranche D Term Commitments and the Tranche D Term Loans made thereunder (the “Tranche D Term Facility”) and (c) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

“Fourth Amendment”: the Fourth Amendment, dated as of December 23, 2003, to this Agreement.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans, Letters of Credit and Foreign Currency Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments as of the Closing Date is $75,000,000.

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Total Revolving Extensions of Credit then outstanding).

“Term Lenders”: the collective reference to the Tranche A Term Lenders and the Tranche D Term Lenders.

“Term Loans”: the collective reference to the Tranche A Term Loans and the Tranche D Term Loans.

(b) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by replacing the row “Tranche C Term Loans 2.25% 3.25%” therein with the following row “Tranche D Term Loans 1.50% 2.50%” under the applicable headings.

(c) The definition of “Interest Period” in Section 1.1 of the Credit Agreement is hereby amended by replacing the words “Tranche C” therein with the words “Tranche D”.

(d) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Affected Foreign Currency”: as defined in Section 4.7(a).

“Agreement Currency”: as defined in Section 11.18(b).

“Applicable Creditor”: as defined in Section Section 11.18(b).

“British Pounds Sterling”: the lawful currency of the United Kingdom.

“Calculation Date”: with respect to each Foreign Currency, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), provided that (a) the second Business Day preceding each Borrowing Date with respect to any Foreign Currency Loans in a Foreign Currency shall also be a “Calculation Date” with respect to such Foreign

Currency and (b) solely for purposes of determining the Dollar Equivalent of the fees payable pursuant to Section 3.17(b), the Business Day immediately preceding the date of such payment shall be a “Calculation Date” with respect to each Foreign Currency.

“Cash Collateral Account”: as defined in Section 4.2(f).

“Conversion Date”: any date on which either (a) an Event of Default under Section 9(f) has occurred or (b) the Commitments shall have been terminated prior to the Revolving Termination Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Section 9.

“Designated Local Lenders”: one or more lenders designated as such pursuant to Section 11.19.

“Dollar Equivalent”: at any time as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.

“EMU”: Economic and Monetary Union as contemplated in the Treaty.

“Euro”: the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)(4) of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds.

“Exchange Rate”: on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 A.M., New York City time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars with the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Fee Payment Date”: the last day of each March, June, September and December and the last day of the Revolving Commitment Period (or on such earlier date as the Revolving Commitments shall terminate as provided herein).

“Foreign Currency”: with respect to any Foreign Currency Loan, each of British Pounds Sterling, Euro and any other currency approved by the Foreign Currency Lender and the Administrative Agent, provided that, the Eurodollar Base Rate applicable to Foreign Currency Loans in any other currency approved after the Closing Date may be amended as agreed by the Foreign Currency Lender, the Administrative Agent and the Borrower.

“Foreign Currency Equivalent”: at any time as to any amount denominated in Dollars, the equivalent amount in the relevant Foreign Currency or Currencies as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of such Foreign Currency or Currencies with Dollars on the date of determination thereof.

“Foreign Currency Lender”: The Toronto - Dominion Bank

“Foreign Currency Loans”: as defined in Section 3.15.

“Foreign Currency Participants”: with respect to each Foreign Currency Loan, the collective reference to all the Revolving Lenders.

“Foreign Currency Sublimit”: $15,000,000.

“Foreign Pledge Agreements”: the collective reference to each pledge agreement pursuant to which shares of Foreign Subsidiaries may be pledged from time to time pursuant to the Fourth Amendment, Section 7.10 or Section 11.1, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Security Agreements”: the collective reference to each security agreement, mortgage, charge, pledge or other security document granting a Lien on property of a Foreign Subsidiary to secure the obligations and liabilities of any Loan Party hereunder that may be executed and delivered to the Administrative Agent pursuant to the Fourth Amendment, Section 7.10 or 11.1, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Subsidiary Guarantees”: the collective reference to each guarantee of all or a portion of the Obligations by a Foreign Subsidiary that may be executed and delivered to the Administrative Agent pursuant to the Fourth Amendment, Section 7.10 or Section 11.1, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Judgment Currency”: as defined in Section 11.18(b).

“Local Lender Designation”: as defined in Section 11.19.

“Participating Member State”: each state so described in any EMU legislation.

“Reset Date”: as defined in Section 4.16(a).

“Rose Acquisition”: the acquisition of all the Capital Stock of Bemrose Group Limited, a company organized under the laws of the United Kingdom, and the simultaneous refinancing of certain existing Indebtedness of such company, pursuant to the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Bemrose Group Limited, dated as of December 23, 2003, among the Rose Acquisition Subsidiary and the other parties thereto.

“Rose Acquisition Subsidiary”: Rose Holding Limited, a company organized under the laws of the United Kingdom.

“Rose Subsidiaries”: as defined in Section 7.10(e).

“Security Agent”: as defined in Section 10.12(a).

“Subsidiary Borrower”: any Subsidiary Borrower that becomes a party hereto pursuant to clause (i) of the final paragraph of Section 11.1 until such time as such Subsidiary Borrower is removed as a party hereto pursuant to clause (ii) of the final paragraph of Section 11.1.

“Subsidiary Borrower Obligations”: the principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Subsidiary Borrowers whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to Subsidiary Borrowers and all other obligations and liabilities of the Subsidiary Borrowers to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Subsidiary Borrowers pursuant to the terms of this Agreement) or otherwise.

“Tranche D Closing Date”: the Fourth Amendment Effective Date as defined in Section 35 of the Fourth Amendment, which date is December 23, 2003.

“Tranche D Prepayment Amount”: as defined in Section 4.2(e).

“Tranche D Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Tranche D Term Loan to the Borrower hereunder on the Tranche D Closing Date in a principal amount equal to the amount notified to such Lender as its “Tranche D Term Commitment” by the Lead Arranger and recorded in the Register by the Administrative Agent. The original aggregate amount of the Tranche D Term Commitments as of the Tranche D Closing Date is $140,000,000.

“Tranche D Term Lender”: each Lender that has a Tranche D Term Commitment or that holds a Tranche D Term Loan.

“Tranche D Term Loan”: as defined in Section 2.1.

“Tranche D Term Percentage”: as to any Tranche D Term Lender at any time, the percentage which such Lender’s Tranche D Term Commitment then constitutes of the aggregate Tranche D Term Commitments (or, at any time after the Tranche D Closing Date, the percentage which the aggregate principal amount of such Lender’s Tranche D Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche D Term Loans of all the Tranche D Term Lenders then outstanding).

“Treaty”: the Treaty establishes the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which Treaty was signed on February 7, 1992 and came into force on November 1, 1993) and as the same may be further amended supplemented or otherwise modified.

“United Kingdom”: the United Kingdom of Great Britain and Northern Ireland.

“Whitewash Procedure”: the procedure whereby a Subsidiary organized under the laws of the United Kingdom is permitted to provide financial assistance in accordance with Sections 151-158 of the Companies Act 1985 of England and Wales, as amended, in respect of any Loans, the proceeds of which are used to purchase the Capital Stock of a Person organized under the laws of the United Kingdom.

SECTION 3. Amendment to Section 2.1. Section 2.1 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (b) in the first sentence thereof and substituting “,” in lieu thereof and (b) adding the following language immediately after clause (c) thereof:

and (d) each Tranche D Term Lender severally agrees to make a term loan (a “Tranche D Term Loan”) to the Borrower on the Tranche D Closing Date in an amount equal to the Tranche D Term Commitment of such Lender.

SECTION 4. Amendment to Section 2.3. Section 2.3 of the Credit Agreement is hereby amended by adding a new paragraph (d) at the end thereof to read in its entirety as follows:

(d) The Tranche D Term Loan of each Tranche D Term Lender shall mature in 11 consecutive quarterly installments, commencing on March 31, 2004 each of which shall be in an amount equal to such Lender’s Tranche D Term Percentage multiplied by the amount set forth below opposite such installment:

Installment Date	Principal Amount
March 31, 2004	$350,000
June 30, 2004	$350,000
September 30, 2004	$350,000
December 31, 2004	$350,000
March 31, 2005	$350,000
June 30, 2005	$350,000
September 30, 2005	$350,000
December 31, 2005	$350,000
March 31, 2006	$350,000
June 30, 2006	$350,000
November 8, 2006	$136,500,000

SECTION 5. Amendment to Section 3. Section 3 of the Credit Agreement is hereby amended by inserting the following new subsections at the end thereof:

3.15 Foreign Currency Subfacility. (a) Subject to the terms and conditions hereof, the Foreign Currency Lender agrees to make loans (each, a “Foreign Currency Loan”) in one or more Foreign Currencies to the Subsidiary Borrowers from time to time during the Revolving Commitment Period, provided that, (i) after giving effect to any such Foreign Currency Loan, the Total Revolving Extensions of Credit at such time do not exceed the Total Revolving Commitments at such time and (ii) after giving effect to such Foreign Currency Loan and the use of proceeds thereof, the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency Loans does not exceed the Foreign Currency Sublimit. During the Revolving Commitment Period, the Subsidiary Borrowers may borrow, prepay and reborrow Foreign Currency Loans in whole or in part, all in accordance with the terms and conditions hereof.

(b) The Borrower shall repay all outstanding Foreign Currency Loans on the Revolving Termination Date.

3.16 Procedure for Foreign Currency Loan Borrowings. (a) The Subsidiary Borrowers may borrow under Section 3.15 during the Revolving Commitment Period on any Business Day, provided that, the relevant Subsidiary

Borrower shall give the Administrative Agent and the Foreign Currency Lender irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., London time, three Business Days prior to the requested Borrowing Date) specifying (a) the amount to be borrowed and the Foreign Currency with respect thereto, (b) the requested Borrowing Date and (c) the initial Interest Periods with respect thereto. Each borrowing of Foreign Currency Loans shall be a Eurodollar Loan in an amount that is an integral of 1,000,000 units of the relevant Foreign Currency and not less than an amount equal to the Foreign Currency Equivalent of $1,000,000 in the relevant Foreign Currency. Following confirmation from the Administrative Agent that such borrowing is permitted under Section 3.15(a), the Foreign Currency Lender shall make each Foreign Currency Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 A.M., London time, to the account of the relevant Subsidiary Borrower most recently designated by it for such purposes.

3.17 Foreign Currency Loan Fees, Commissions and Other Charges. (a) The Borrower or the relevant Subsidiary Borrower shall pay to the Foreign Currency Lender with respect to each Foreign Currency Loan made by the Foreign Currency Lender, for the account of the Foreign Currency Lender, a fronting fee with respect to the period from and including the date of such Foreign Currency Loan to but excluding the date of repayment thereof computed at a rate per annum to be agreed upon by the Foreign Currency Lender and the Borrower on the average daily principal amount of such Foreign Currency Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable in the applicable Foreign Currency in arrears on each Fee Payment Date to occur after the making of such Foreign Currency Loan and shall be nonrefundable.

(b) The Borrower or the relevant Subsidiary Borrower shall pay to the Administrative Agent for the account of the Foreign Currency Participants, a participation fee with respect to each Foreign Currency Loan for the period from and including the date of such Foreign Currency Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of Eurodollar Loans that are Revolving Loans from time to time in effect on the average daily principal amount of such Foreign Currency Loan outstanding during the period for which such fee is calculated. Such fee shall be shared ratably among the Foreign Currency Participants in accordance with their respective Revolving Percentages. Such fee shall be payable in Dollars (based on the Dollar Equivalent of the amount calculated as set forth in Section 4.16.) in arrears on each Fee Payment Date to occur after the making of such Foreign Currency Loan and shall be nonrefundable.

(c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Foreign Currency Lender and the Foreign Currency Participants all fees received by the Administrative Agent for their respective accounts pursuant to this Section 3.17.

(d) In addition to the foregoing fees, the Borrower shall pay or reimburse the Foreign Currency Lender and the Administrative Agent for such normal and customary costs and expenses as are incurred or charged by the Foreign Currency Lender or the Administrative Agent in connection with the conversion of any Foreign Currency into Dollars pursuant to Section 3.18.

3.18 Participations in Foreign Currency Loans. (a) The Foreign Currency Lender irrevocably agrees to grant and hereby grants to each Foreign Currency Participant, and, to induce the Foreign Currency Lender to make Foreign Currency Loans hereunder, each such Foreign Currency Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Foreign Currency Lender, on the terms and conditions set forth below, for such Foreign Currency Participant’s own account and risk, an undivided interest equal to such Foreign Currency Participant’s Revolving Percentage in the Foreign Currency Lender’s obligations and rights under and in respect of each Foreign Currency Loan made by it hereunder. On any Conversion Date or on any other date if any amount in respect of the principal, interest or fees owing to the Foreign Currency Lender in respect of a Foreign Currency Loan is not paid when due in accordance with the terms of this Agreement, such unpaid amount shall be converted into an amount denominated in Dollars at the applicable Exchange Rate on the date of such conversion, as determined by the Administrative Agent in accordance with the terms hereof (and shall thereafter be denominated in Dollars for purposes of this Agreement), and each such Foreign Currency Participant hereby unconditionally and irrevocably agrees to pay to the Administrative Agent for the account of the Foreign Currency Lender upon demand an amount in Dollars equal to such Foreign Currency Participant’s Revolving Percentage of such unpaid amount denominated in Dollars. The Administrative Agent shall promptly forward such amounts to the Foreign Currency Lender. Each Foreign Currency Participant’s obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Foreign Currency Participant may have against the Foreign Currency Lender, the Borrower, any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary Borrower, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Foreign Currency Participant shall pay the purchase price of its undivided participating interests (as determined by the Administrative Agent) by wire transfer of immediately available funds to the Administrative Agent (and the Administrative Agent shall promptly distribute such funds to the Foreign Currency Lender).

(b) If any amount required to be paid by any Foreign Currency Participant to the Foreign Currency Lender pursuant to Section 3.18(a) is not paid to the Foreign Currency Lender when due but is paid within three Business Days after the date such payment is due, such Foreign Currency Participant shall pay to the Foreign Currency Lender on demand an amount equal to the product of (i) such amount, times (ii) the Eurodollar Rate for Loans denominated in Dollars during the period from and including the date such payment is required to the date on which such payment is immediately available to the Foreign Currency Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Foreign Currency Participant pursuant to Section 3.18(a) is not in fact made available to Foreign Currency Lender by such Foreign Currency Participant within three Business Days after the date such payment is due, the Foreign Currency Lender shall be entitled to recover from such Foreign Currency Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the Applicable Margin in respect of Revolving Loans which are Base Rate Loans. A certificate of the Foreign Currency Lender submitted to any Foreign Currency Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Foreign Currency Lender has received from any Foreign Currency Participant the full amount owing by such Foreign Currency Participant pursuant to and in accordance with Section 3.18(a) in respect of any Foreign Currency Loan, the Foreign Currency Lender receives any payment related to such Foreign Currency Loan (whether directly from the Borrower, any Subsidiary Borrower or otherwise, as the case may be, including proceeds of Collateral applied thereto by the Foreign Currency Lender), or any payment of interest on account thereof, the Foreign Currency Lender will distribute to such Foreign Currency Participant its pro rata share thereof; provided, however, that if any such payment received by the Foreign Currency Lender shall be required to be returned by the Foreign Currency Lender, each Foreign Currency Participant shall return to the Foreign Currency Lender the portion thereof previously distributed by the Foreign Currency Lender to it.

SECTION 6. Amendment to Section 4.1. Section 4.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

4.1. Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans (other than Foreign Currency Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent (1) not later than 11:00 A.M., New York City time, three Business Days prior to the date of prepayment, in the case of Eurodollar Loans denominated in Dollars, and (2) not later than 1:00 P.M., New York City time, on the date of prepayment, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment, whether Term Loans, Revolving Loans, Swingline Loans or any combination thereof will be repaid, and whether the prepayment is of Eurodollar Loans denominated in Dollars or Base Rate Loans; provided, that if a Eurodollar Loan denominated in Dollars is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. The Borrower or the relevant Subsidiary Borrower may at any time and from time to time prepay Foreign Currency Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent and not later than 11:00 A.M., London time, three Business Days prior to the date of prepayment, which notice shall specify the date, amount and the Foreign Currency of such Loan to be prepaid; provided, that if a Foreign Currency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans denominated in Dollars shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Partial prepayments of Foreign Currency Loans shall be in an amount that is an integral of 1,000,000 units of the relevant Foreign Currency and not less than an amount equal to the Foreign Currency Equivalent of $1,000,000 in the relevant Foreign Currency.

SECTION 7. Amendment to Section 4.2. Section 4.2 of the Credit Agreement is hereby amended by amending paragraph (e) in its entirety, and by adding a new paragraph (f) at the end thereof, in each case to read as follows:

(e) Notwithstanding anything to the contrary in Section 4.2(d) or Section 4.8, with respect to 50% of the amount of any mandatory prepayment described in Section 4.2 that is allocated to Tranche D Term Loans (such amounts, the “Tranche D Prepayment Amount”), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche D Term Loans, as provided in paragraph (d) above, on the date specified in Section 4.2 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche D Term Lender a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche D Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a “Mandatory Prepayment Date”) that is 10 Business Days after the date of the Prepayment Option Notice, the Tranche D Term Loans of such Lender by an amount equal to the portion of the Tranche D Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Tranche D Term Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the Tranche D Term Lenders the aggregate amount necessary to prepay that portion of the outstanding Tranche D

Term Loans in respect of which such Tranche D Term Lenders have accepted prepayment as described above and (ii) the Borrower shall pay to the Tranche A Term Lenders an amount equal to the portion of the Tranche D Prepayment Amount not accepted by the Tranche D Term Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

(f) If, on any Calculation Date, (i) the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency Loans exceeds an amount equal to 105% of the Foreign Currency Sublimit or (ii) the Total Revolving Extensions of Credit exceed the Total Revolving Commitments on such date, the Borrower shall, without notice or demand, promptly, on the Business Day immediately following the Reset Date related to such Calculation Date, repay such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, (x) the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency Loans does not exceed the Foreign Currency Sublimit and (y) the Total Revolving Extensions of Credit do not exceed the Total Revolving Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid if required hereby and any amounts payable under Section 4.11 in connection therewith. Any prepayment of Revolving Loans shall first be applied to prepay any outstanding Swingline Loans. The Borrower may, in lieu of prepaying Foreign Currency Loans in order to comply with this paragraph, deposit amounts in the relevant Foreign Currency or Currencies in a Cash Collateral Account in accordance with the next succeeding sentence equal to the aggregate principal amount of Foreign Currency Loans required to be prepaid. To the extent that, after giving effect to any prepayment of Loans made pursuant to this paragraph, the Total Revolving Extensions of Credit at such time exceed the Total Revolving Commitments at such time, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount in the relevant Foreign Currency equal to the amount by which Total Revolving Extensions of Credit exceed the Total Revolving Commitments. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to repay Foreign Currency Loans at the end of the Interest Periods therefor, provided that, (x) the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in the Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Borrower to be in compliance with this paragraph and (y) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default. “Cash Collateral Account” means the collective reference to one or more accounts specifically established by the Borrower with the Administrative Agent for purposes of this Section 4.2 and hereby pledged to the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 4.2.

SECTION 8. Amendment to Section 4.3. Section 4.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

4.3 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans denominated in Dollars to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans denominated in Dollars by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan denominated in Dollars when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower or the relevant Subsidiary Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan denominated in Dollars under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph in respect of Eurodollar Loans denominated in Dollars or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and, if the Borrower or the relevant Subsidiary Borrower shall fail to give such notice of continuation of a Foreign Currency Loan which is a Eurodollar Loan, such Foreign Currency Loan shall be automatically continued for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

SECTION 9. Amendment to Section 4.4. Section 4.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

4.4 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to (x) $5,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loan denominated in Dollars, and (y) an integral multiple of 1,000,000 units of the relevant Foreign

Currency and not less than the Dollar Equivalent of $1,000,000, in the case of Foreign Currency Loans and (b) no more than seven Eurodollar Tranches shall be outstanding at any one time in any single currency.

SECTION 10. Amendment to Section 4.5. Section 4.5 of the Credit Agreement is hereby amended by amending paragraph (a) thereof in its entirety to read as follows:

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus, in the case of Eurodollar Loans denominated in Dollars only, the Applicable Margin.

SECTION 11. Amendment to Section 4.6. Section 4.6 of the Credit Agreement is hereby amended by amending paragraph (a) thereof in its entirety to read as follows:

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed and that interest on any Foreign Currency Loan denominated in British Pounds Sterling shall be calculated on the basis of a 365-day year for actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

SECTION 12. Amendment to Section 4.7. Section 4.7 of the Credit Agreement is hereby amended as follows:

(a) by adding a new clause (c) after the existing clause (b) to read in its entirety as follows;

(c) the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrower and the Subsidiary Borrowers) that deposits in the applicable currency are not generally available, or cannot be obtained by the Lenders, in the applicable market (any Foreign Currency affected by the circumstances described in Section 4.7(a), (b) or (c) is referred to as an “Affected Foreign Currency”),

(b) by amending the final paragraph of such Section to read in its entirety as follows:

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (y) pursuant to clause (a) or (b) of this Section 4.7 in respect of Eurodollar Loans denominated in Dollars, then (i) any Eurodollar Loans denominated in Dollars requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans denominated in Dollars shall be continued as Base Rate Loans and (iii) any outstanding Eurodollar Loans denominated in Dollars shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans and (z) in respect of any Foreign Currency Loans, then (i) any such Foreign Currency Loans in an Affected Foreign Currency requested to be made on the first day of such Interest Period shall not be made and (ii) any such outstanding Foreign Currency Loans in an Affected Foreign Currency shall be due and payable on the first day of such Interest Period. Until such relevant notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans denominated in Dollars or Foreign Currency Loans in an Affected Foreign Currency shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans denominated in Dollars.

SECTION 13. Amendment to Section 4.8 (a) Section 4.8(a) of the Credit Agreement is hereby amended by replacing the phrase “Tranche C Term Percentages” therein with the phrase “Tranche D Term Percentages”.

(b) Section 4.8(b) of the Credit Agreement is hereby amended by replacing the phrase “Tranche C Term Loans” therein with the phrase “Tranche D Term Loans”.

SECTION 14. Amendment to Section 4.8 Section 4.8 of the Credit Agreement is hereby further amended by amending paragraphs (d) and (f) thereof to read in their entireties as follows:

(d) All payments (including prepayments) to be made by the Borrower or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time (or, in the case of payments in respect of Foreign Currency Loans, London time), on the due date thereof to the Administrative Agent, for the account of the relevant Lenders (and, in the case of principal or interest payments in respect of Foreign Currency Loans, to the Foreign Currency Lender), at the Funding Office, in Dollars or the applicable Foreign Currency, as the case may be, and in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower or the applicable Subsidiary Borrower prior to the date of any payment due to be made by the Borrower or such Subsidiary Borrower hereunder that the Borrower or such Subsidiary Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower or such Subsidiary Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower or the applicable Subsidiary Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate (or, in the case of amounts denominated in a Foreign Currency, its cost of funds with respect to such amount for such period). Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower or the applicable Subsidiary Borrower.

SECTION 15. Amendment to Section 4.9 Section 4.9 of the Credit Agreement is hereby amended to add the following new paragraph at the end thereof:

(d) If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of the Foreign Currency Lender shall be conducted with respect to such Foreign Currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign Currency, or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to the Foreign Currency Lender of making or maintaining any Foreign Currency Loan in such Foreign Currency, and the Foreign Currency Lender shall deliver to the Borrower a notice requesting compensation under this paragraph and showing in reasonable detail the basis for the calculation thereof, then the Borrower will pay to the Foreign Currency Lender on each Interest Payment Date with respect to each affected Foreign Currency Loan an amount that will compensate the Foreign Currency Lender for such additional cost; provided that the Borrower shall not be required to compensate the Foreign Currency Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that the Foreign Currency Lender notifies the Borrower of the Foreign Currency Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

SECTION 16. Amendment to Section 4.15. Section 4.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

(a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement and for so long as such circumstances exist, (i) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (ii) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

(b) Notwithstanding any other provision of this Agreement, if, (i)(A) the adoption of any law, rule or regulation after the date of this Agreement, (B) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (C) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for the Foreign Currency Lender to make or maintain any Foreign Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Foreign Currency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 4.9) which would make it impracticable for the Foreign Currency Lender to make or maintain Foreign Currency Loans denominated in the relevant currency after the date hereof to, or for the account of, the Borrower or the relevant Subsidiary Borrower, then:

(A) by written notice to the Borrower and to the Administrative Agent, the Foreign Currency Lender may declare that Foreign Currency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by the Foreign Currency Lender or hereunder (or be continued for additional Interest Periods), whereupon any request for a Foreign Currency Loan (in the affected currency or currencies) or to continue a Foreign Currency Loan (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

(B) all outstanding Foreign Currency Loans (in the affected currency or currencies), made by the Foreign Currency Lender shall be repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective in accordance with paragraph (c) of this Section.

(c) For purposes of Section 4.15(b), a notice to the Borrower by the Foreign Currency Lender shall be effective as to each Foreign Currency Loan, if lawful, on the last day of the Interest Period currently applicable to such Foreign Currency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Borrower.

SECTION 17. Amendment to Section 4. Section 4 of the Credit Agreement is hereby amended to add the following new Section at the end thereof:

4.16. Foreign Currency Exchange Rate. (a) No later than 1:00 P.M., New York City time, on each Calculation Date with respect to a Foreign Currency, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currency, provided that, upon receipt of a borrowing request pursuant to Section 3.16, the Administrative Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency in accordance with the foregoing (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 3.15 with respect to such borrowing request). The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 3.18(b), 4.7, 11.18 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

(b) No later than 5:00 P.M., New York City time, on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of the principal amounts of the Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans to be made or repaid on such date).

(c) The Administrative Agent shall promptly notify the Borrower of each determination of an Exchange Rate hereunder.

SECTION 18. Amendment to Section 5.16. Section 5.16 of the Credit Agreement is hereby amended by adding immediately at the end thereof the sentence “The proceeds of the Tranche D Term Loans shall be used to prepay the Tranche C Term Loans outstanding on the Tranche D Closing Date and to finance the Rose Acquisition and to pay related fees and expenses.”

SECTION 19. Amendment to Section 6. Section 6 of the Credit Agreement is hereby amended by adding a new subsection at the end thereof to read as follows:

6.3. Additional Conditions Applicable to the Subsidiary Borrowers. The agreement of the Foreign Currency Lender to make any Loan requested to be made by it to any Subsidiary Borrower on any date (and the agreement of the Revolving Lenders to purchase participations therein) is subject to satisfaction or waiver of, in addition to the conditions precedent set forth in Sections 6.1 and 6.2, the truthfulness and correctness in all material respects on and as of such date of the following additional representations and warranties:

(a) No Immunities, etc. Such Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any other Loan Document to which such Subsidiary Borrower is a party, and the execution, delivery and performance by such Subsidiary Borrower of this Agreement and any other Loan Document to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Subsidiary Borrower nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement or any other Loan Document to which it is a party. Such Subsidiary Borrower has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement and any other Loan Document to which it is a party. The waiver by such Subsidiary Borrower described in the immediately preceding sentence is the legal, valid and binding obligation of such Subsidiary Borrower.

(b) No Recordation Necessary. This Agreement and each other Loan Document to which it is a party, if any, is in proper legal form under the law of the jurisdiction in which such Subsidiary Borrower is organized and existing for the enforcement hereof or thereof against such Subsidiary Borrower under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such other Loan Document, except, in the case of any Rose Subsidiary, as required by Section 395 of the Companies Act in England and pursuant to any requirements of H.M. Land Registry in respect of any real estate mortgages. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or any such other Loan Document that this Agreement, such other Loan Document or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, such other Loan Document or any other document, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until this Agreement, such other Loan Document or any other document is sought to be enforced and for any charge or tax as has been timely paid.

(c) Exchange Controls. The execution, delivery and performance by such Subsidiary Borrower of this Agreement or any other Loan Document to which it is a party is, under applicable foreign exchange control regulations of the jurisdiction in which such Subsidiary Borrower is organized and existing, not subject to any notification or authorization except such as have been made or obtained.

SECTION 20. Amendment to Section 7.10. Section 7.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

7.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (w) any property which would not have been subject to the Lien created by the Guarantee and Collateral Agreement as of the Closing Date had such property been owned as of the Closing Date, (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 8.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, the applicable Foreign Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property (subject to Liens permitted by Section 8.3), including the filing of Uniform Commercial Code financing statements or the making of such other filings or recordings in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any Foreign Security Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Group Member (other than (y) any such real property subject to a Lien expressly permitted by Section 8.3(g) and (z) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage or Foreign Security Agreement, as applicable, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property,

(ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate or, in the case of real property located in any jurisdiction outside the United States, any similar documentation relevant to such jurisdiction and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) Subject to paragraph (f) below, with respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or to the applicable Foreign Pledge Agreement, or such new Foreign Pledge Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause any such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement (subject to Liens permitted by Section 8.3) with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, (iv) cause any such new Foreign Subsidiary, promptly following any statutory waiting period (including, without limitation, any Whitewash Procedure), (A) to execute and deliver to the Administrative Agent a Foreign Guaranty pursuant to which such Foreign Subsidiary shall guarantee the Obligations (other than, in the case of the Rose Subsidiaries, the proceeds of which are used to finance the Rose Acquisition, to the extent a guarantee of such Loans is not permitted under applicable Requirements of Law, in which case the provisions of Section 7.10(e) shall apply with respect to such Loans), (B) execute and deliver to the Administrative Agent such Foreign Security Agreements as the Administrative Agent deems necessary or advisable to grant a Lien to the

Administrative Agent, for the benefit of the Lenders, on all property of such Foreign Subsidiary to secure payment of the Obligations (other than, in the case of the Rose Subsidiaries, the proceeds of which are used to finance the Rose Acquisition, to the extent a guarantee of such Loans is not permitted under applicable Requirements of Law, in which case the provisions of Section 7.10(e) shall apply with respect to such Loans), (C) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Foreign Security Agreements delivered pursuant to the foregoing clause (B) (subject to Liens permitted by Section 8.3) with respect to such new Subsidiary, including such the filings or other recordings in such jurisdictions as may be required by such Foreign Security Agreements or by law or as may be requested by the Administrative Agent, and (D) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, with such modifications relevant to the jurisdiction of such Foreign Subsidiary, as may be requested by the Administrative Agent, and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or to the applicable Foreign Pledge Agreement, or such new Foreign Pledge Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and at the request of the Administrative Agent, take such other action as may be reasonably necessary to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e) Notwithstanding the generality of the requirements set forth in Section 7.10(c)(iv) above, as soon as reasonably practicable after the Fourth Amendment Effective Date, (i) complete the Whitewash Procedure with respect to the Rose Acquisition Subsidiary and any other Subsidiary organized under the laws of the United Kingdom created or acquired in connection with the Rose Acquisition (collectively, the “Rose Subsidiaries”), (ii) execute and deliver to the

Administrative Agent such amendments to the existing Foreign Guaranty and Foreign Security Agreements provided by such Rose Subsidiaries or such other documents as the Administrative Agent deems necessary or advisable for each Rose Subsidiary to guarantee and secure the Obligations to the fullest extent permitted by applicable Requirements of Law (after giving effect to such Whitewash Procedure), (iii) take such other actions as the Administrative Agent deems necessary or advisable in connection with the maintenance and perfection of the security interests granted by the Rose Subsidiaries and to provide that the Obligations guaranteed by such Rose Subsidiaries pursuant to clause (ii) above will be secured thereby and (iv) if requested by the Administrative Agent, executed and deliver opinions of the type described in Section 7.10(c)(v).

(f) Notwithstanding anything in this Section 7.10 to the contrary, no Subsidiary shall provide a guarantee of all or any portion of the Borrower’s obligations under the Senior Subordinated Notes unless, prior to or concurrently therewith, such Subsidiary complies with the requirements of Section 7.10(c) and, for such purpose, no such Subsidiary shall be or shall be deemed to be, an Excluded Foreign Subsidiary.

SECTION 21. Amendments to Section 8.1. Section 8.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending On or About	Consolidated Leverage Ratio
December 31, 2003	2.75 to 1.00
March 31, 2004	2.75 to 1.00
June 30, 2004	2.75 to 1.00
September 30, 2004	2.75 to 1.00
December 31, 2004	2.75 to 1.00
March 31, 2005	2.75 to 1.00
June 30, 2005	2.75 to 1.00
September 30, 2005	2.75 to 1.00
December 31, 2005	2.75 to 1.00
March 31, 2006 and thereafter	2.50 to 1.00

(b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending On or About	Consolidated Senior Leverage Ratio
December 31, 2003	1.50 to 1.00
March 31, 2004	1.50 to 1.00
June 30, 2004	1.50 to 1.00
September 30, 2004	1.50 to 1.00
December 31, 2004	1.50 to 1.00
March 31, 2005	1.50 to 1.00
June 30, 2005	1.50 to 1.00
September 30, 2005	1.50 to 1.00
December 31, 2005	1.50 to 1.00
March 31, 2006 and thereafter	1.25 to 1.00

(c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending On or About	Consolidated Interest Coverage Ratio
December 31, 2003	3.50 to 1.00
March 31, 2004	3.50 to 1.00
June 30, 2004	3.50 to 1.00
September 30, 2004	3.50 to 1.00
December 31, 2004	3.75 to 1.00
March 31, 2005	3.75 to 1.00
June 30, 2005	3.75 to 1.00
September 30, 2005	3.75 to 1.00
December 31, 2005	3.75 to 1.00
March 31, 2006 and thereafter	4.00 to 1.00

(d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending During Period Below	Consolidated Fixed Charge Coverage Ratio
December 31, 2003 and thereafter	1.10 to 1.00

SECTION 22. Amendment to Section 8.2. Section 8.2 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of paragraph (m) thereof, (b) deleting the “.” at the end thereof and substituting “; and” in lieu thereof and (c) inserting a new paragraph (o) at the end thereof to read as follows:

(o) Indebtedness of any Foreign Subsidiary to any Designated Local Lender permitted by Section 11.19 to be secured by the Security Documents.

SECTION 23. Amendment to Section 8.7. Section 8.7 of the Credit Agreement is hereby amended by deleting the amount “$45,000,000” in the table in such Section and inserting the amount “$50,000,000” in lieu thereof.

SECTION 24. Amendment to Section 8.8. Section 8.8 of the Credit Agreement is hereby amended as follows:

(a) by adding a proviso at the end of the paragraph (g) thereof to read in its entirety as follows:

, provided that the Borrower shall be permitted to make an intercompany loan to the Rose Acquisition Subsidiary in connection with the Rose Acquisition to be funded with proceeds of Tranche D Term Loans or Revolving Loans on the Fourth Amendment Effective Date for the purpose of financing the Rose Acquisition in an aggregate amount not to exceed $65,000,000 (and any such intercompany loan shall not be included in determining compliance with the monetary limitation above).

(b) by amending paragraph (m) thereof to delete the amount “$60,000,000” therein and inserting in lieu thereof the amount “$75,000,000”.

(c) by (i) deleting the word “and” following paragraph (l) thereof, (ii) deleting the period at the end of paragraph (m) thereof and inserting in lieu thereof a semicolon and the word “and”, and (iii) inserting the following new paragraph at the end thereof:

(n) (i) the acquisition of C&H Packaging Co. and American Plastics Company consummated on April 30, 2003 and (ii) the Rose Acquisition, provided that the aggregate purchase price for the Rose Acquisition shall not exceed $65,000,000.

SECTION 25. Amendment to Section 9. Section 9 of the Credit Agreement is hereby amended by amending paragraph (j) thereof in its entirety to read as follows:

(j) the guarantee contained in Section 12 or Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

SECTION 26. Amendment to Section 10. Section 10 of the Credit Agreement is hereby amended by inserting a new Section at the end thereof to read in its entirety as follows:

10.12 Appointment and Duties of Security Agent. (a) Each of the Agents and the Lenders (i) appoints the Security Agent (the “Security Agent”) to act as its security agent and trustee under and in connection with each Foreign Security Document, (ii) irrevocably authorizes the Security Agent to execute and deliver on its behalf any Foreign Security Document and all other documents incidental thereto as are expressed to be executed by the Security Agent on its behalf and (iii) irrevocably authorizes the Security Agent to perform the duties and to exercise the rights, powers and discretions which are specifically delegated to it by the terms of any Foreign Security Document, together with all other incidental rights, powers and discretions.

(b) The Security Agent shall be entitled to all of the benefits of this Section 10 accorded to it in its capacity as Administrative Agent

(c) The Security Agent may act under the Foreign Security Documents by or through its personnel, delegates or agents (and any indemnity given to or received by the Security Agent under the Foreign Security Documents extends also to its personnel, delegates or agents who may rely on this provision).

(d) No party hereto may take any proceedings against any officer, delegate, employee or agent of the Security Agent in respect of any claim it may have against the Security Agent or in respect of any act or omission by such officer, delegate, employee or agent in connection with any Foreign Security Document (except to the extent such claim is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Person’s own gross negligence or willful misconduct). Any officer, delegate, employee or agent of the Security Agent may rely on this clause (c) in accordance with the Contracts (Rights of Third Parties) Act 1999 of the United Kingdom.

(e) To the fullest extent permitted by law, none of Parts I, II, III, IV, or V of the Trustee Act 2000 of the United Kingdom nor the requirement to discharge the duty of care set out in Section 1(1) of such Act in exercising any of the powers contained in Sections 15 or 22 of the Trustee Act 1925 of the United Kingdom shall apply to the trust constituted by the applicable Foreign Security Documents under which the Security Agent is appointed as trustee for itself and on behalf of the Secured Parties or to the role of the Security Agent in relation to such trust and this shall constitute an exclusion of the relevant parts of the Trustee Act 2000 for the purposes of that Act.

SECTION 27. Amendments to Section 11. Section 11 of the Credit Agreement is hereby amended as follows:

(a) by adding the following paragraphs to the end of Section 11.1 to read as follows:

This Agreement may be amended with the consent of the Administrative Agent, the Borrower and, in the case of clause (i) below with respect to any Subsidiary Borrower organized under the laws of any jurisdiction other than the United States of America or the United Kingdom, all the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

(i) This Agreement will be amended to add Subsidiaries as additional Subsidiary Borrowers upon (x) execution and delivery by the Borrower, such additional Subsidiaries and the Administrative Agent of a Joinder Agreement, substantially in the form of Exhibit L (a “Joinder Agreement”), providing for such Subsidiaries to become Subsidiary Borrowers, (y) agreement and acknowledgment by the Borrower that the guarantee set forth in Section 12 covers the obligations of such additional Subsidiary and (z) delivery to the Administrative Agent of such other documents with respect thereto as the Administrative Agent shall reasonably request.

(ii) This Agreement will be amended to remove any Subsidiary Borrower upon execution and delivery by the Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Subsidiary Borrower and repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).

(iii) Each Subsidiary of such Subsidiary Borrower shall have executed and delivered to the Administrative Agent a Foreign Subsidiary Guaranty pursuant to which such Foreign Subsidiary shall guarantee the Subsidiary Borrower Obligations of such Subsidiary Borrower.

(iv) Such Subsidiary Borrower and each of its Subsidiaries (A) shall have executed and delivered to the Administrative Agent such Foreign Security Agreements as the Administrative Agent deems necessary or advisable to grant a Lien to the Administrative Agent, for the benefit of the Lenders, on all property of such Foreign Subsidiary to secure payment of the Obligations of such Subsidiary Borrower, (B) shall have taken such actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Collateral described in the Foreign Security Agreements delivered pursuant to the foregoing clause (A) (subject to Liens permitted by Section 8.3), including such filings or other recordings in such jurisdictions as may be required by such Foreign Security Agreements or by law or as may be requested by the Administrative Agent, and (C) shall have delivered to the Administrative Agent a certificate of such Foreign Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, with such modifications relevant to the jurisdiction of such Foreign Subsidiary, as may be reasonably requested by the Administrative Agent.

(v) If requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(b) by inserting two new Sections at the end thereof to read in their entirety as follows:

11.18 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 11.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

11.19 Local Lenders. The Borrower shall have the right from time to time to designate, by notice to the Administrative Agent in the form of Exhibit M (a “Local Lender Designation”), one or more lenders as “Designated Local Lenders” in connection with extensions of credit by such Designated Local Lenders to Foreign Subsidiaries. Any lender designated as a “Designated Local Lender” shall remain a Designated Local Lender for all purposes of this Agreement and the other Loan Documents until such time as the Administrative Agent shall receive a notice from the Borrower and the Designated Local Lender terminating its designation as such under this Agreement and the other Loan Documents.

Upon any designation of a Designated Local Lender, all extensions of credit by such Designated Local Lender under the credit facilities described in the relevant Local Lender Designation shall be deemed to be “Obligations” for purposes of the Security Documents, provided that (a) such Designated Local Lenders shall not have any Liens on the Collateral other than as a result of their designation as a Designated Local Lender, (b) the maximum amount of obligations owed to all Designated Local Lenders at any time which shall constitute Obligations secured by the Security Documents shall not exceed UK£2,000,000 or the equivalent thereof in any other currency, (c) the maximum amount of obligations owed to any Designated Local Lender at any time which shall constitute Obligations secured by the Security Documents shall not exceed the lesser of (i) UK£2,000,000 or the equivalent thereof in any other currency and (ii) the amount set forth in the relevant Local Lender Designation and (d) such Designated Local Lenders shall not be Lenders for purposes of this Agreement and the other Loan Documents as a result of their designation as such and any such designation shall not create in favor of the Designated Local Lenders any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor. Notwithstanding anything to the contrary herein or in any other Security Document, any Designated Local Lender shall be entitled to share in any realization upon the Collateral on the same basis as the Lenders in accordance with such Designated Local Lender’s pro rata share of the Obligations then due and owing or then outstanding, as applicable under the relevant Security Document.

SECTION 28. Addition of Section 12. The Credit Agreement is hereby amended by inserting a new Section immediately following Section 11 to read in its entirety as follows:

SECTION 12. GUARANTEE

12.1 Guarantee. (a) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations.

(b) The Borrower further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Subsidiary Borrower Obligations and/or enforcing any rights with respect to, or collecting against, the Borrower under this Guarantee. This Guarantee shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Subsidiary Borrowers may be free from any Subsidiary Borrower Obligations.

(c) No payment or payments made by the Subsidiary Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from the Subsidiary Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Borrower in respect of the Subsidiary Borrower Obligations or payments received or collected from the Borrower in respect of the Subsidiary Borrower Obligations), remain liable for the Subsidiary Borrower Obligations until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

(d) The Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

12.2 No Subrogation. Notwithstanding any payment or payments made by the Borrower hereunder, or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Subsidiary Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from the Subsidiary Borrowers in respect of payments made by the Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

12.3 Amendments, etc. with respect to the Subsidiary Borrower Obligations; Waiver of Rights. The Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee under this Section 12 or any property subject thereto. When making any demand hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Subsidiary Borrower, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Subsidiary Borrower or any release of any Subsidiary Borrower shall not relieve the Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Borrower. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

12.4 Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of the guarantee under this Section 12; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee under this Section 12; and all dealings between the Subsidiary Borrowers or the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee under this Section 12. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Subsidiary Borrowers or the Borrower with respect to the Subsidiary Borrower Obligations. The guarantee under this Section 12 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, or any other Loan Document, any of the Subsidiary Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender,

(b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Subsidiary Borrowers against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Subsidiary Borrowers or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary Borrowers for the Subsidiary Borrower Obligations, or of the Borrower under the guarantee under this Section 12, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Subsidiary Borrowers or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Subsidiary Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Subsidiary Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Borrower. The guarantee under this Section 12 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Borrower and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Subsidiary Borrower Obligations and the obligations of the Borrower under the guarantee under this Section 12 shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Subsidiary Borrowers may be free from any Subsidiary Borrower Obligations.

12.5 Reinstatement. The guarantee under this Section 12 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 29. Amendment to Exhibit G. Exhibit G to the Credit Agreement is hereby replaced in its entirety by Exhibit A hereto.

SECTION 30. Addition of Exhibits. The Credit Agreement is hereby amended to add a new exhibit thereto in the form of Exhibits D and E hereto and to be designated as Exhibits L and M thereto.

SECTION 31. Certain Calculations. The Borrower, the Lenders and the Administrative Agent agree that (a) all outstanding Foreign Currency Loans shall be included for purposes of determining the Revolving Extensions of Credit and Total Revolving Extensions of Credit at any time and (b) for such purposes, as well as compliance with the limitations on borrowings of Loans and issuances of Letters of Credit contained in Sections 3.1, 3.3 and 3.7, the amount of outstanding Foreign Currency Loans shall be the Dollar Equivalent thereof on the date of the relevant determination.

SECTION 32. Consent. Notwithstanding the provisions of Section 4.8(b) of the Credit Agreement, the Lenders party hereto hereby agree that payments applied on the Tranche D Closing Date may be applied to prepay the Tranche C Term Loans without applying any such payments in respect of the Tranche A Term Loans.

SECTION 33. Joinder. From and after the Fourth Amendment Effective Date, each Tranche D Term Lender executing and delivering this Amendment shall become a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the other provisions thereof.

SECTION 34. Notice of Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the anticipated Fourth Amendment Effective Date (as defined below), in the case of Eurodollar Loans, provided that such notice shall contain an agreement satisfactory to the Administrative Agent that the Borrower agrees to indemnify and hold harmless each Lender from any loss or expense that such Lender may sustain or incur (but excluding any loss of anticipated profits) as a consequence of the Tranche D Closing Date not occurring, for any reason, on the anticipated Fourth Amendment Effective Date set forth in such notice and that such indemnification may include an amount calculated pursuant to the terms of Section 4.11 of the Credit Agreement with respect to a failure to borrow and (b) one Business Day prior to the anticipated Fourth Amendment Effective Date (as defined below), in the case of Base Rate Loans) requesting that the Tranche D Term Lenders make the requested Tranche D Term Loans on the Fourth Amendment Effective Date, and specifying the amount to be borrowed. The Tranche D Term Loans made on the Fourth Amendment Effective Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche D Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Fourth Amendment Effective Date, each Tranche D Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche D Term Loan or Tranche D Term Loans to be made by such Lender; provided, however, that, at the option of each Tranche D Term Lender that is a Tranche C Term Lender immediately prior to giving effect to this Amendment pursuant to a written notice delivered to the Administrative Agent at least one Business Day prior to the Fourth Amendment Effective Date by such Tranche D Lender, all or a portion of the aggregate amount of Tranche C Term Loans of such Tranche D Term Lender may be deemed to satisfy the foregoing funding requirement. Subject to the immediately preceding sentence, the Administrative Agent shall use the amounts made available to the Administrative Agent by the Tranche D Term Lenders to repay the amounts due under the Tranche C Term Loans.

SECTION 35. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Fourth Amendment Effective Date”) on which the Administrative Agent shall have received:

(a) this Amendment, executed and delivered by a duly authorized officer of each of (i) the Borrower, (ii) Holdings, (iii) the Required Lenders, (iv) Majority Facility Lenders in respect of the Tranche A Term Facility, (v) Majority Facility Lenders in respect of the Tranche C Term Facility, (vi) the requisite Revolving Lenders, (vii) each Tranche D Term Lender and (viii) the Foreign Currency Lender;

(b) evidence satisfactory to the Syndication Agent that the Rose Acquisition shall have been consummated in accordance with applicable Requirements of Law;

(c) a Foreign Guaranty, executed and delivered by each Rose Subsidiary, pursuant to which such Rose Subsidiaries shall guarantee the Obligations (other than Loans, the proceeds of which are used to finance the Rose Acquisition to the extent a guarantee of such Loans is not permitted under applicable Requirements Law);

(d) such Foreign Security Agreements, executed and delivered by the Rose Subsidiaries, as the Administrative Agent deems necessary or advisable to grant a Lien to the Administrative Agent, for the benefit of the Lenders, on all property of each Rose Subsidiary of the type covered by the security interests granted pursuant to the Guarantee and Collateral Agreement and the Mortgages to secure payment of the Obligations (other than Loans, the proceeds of which are used to finance the Rose Acquisition to the extent a guarantee of such Loans is not permitted under applicable Requirements);

(e) a certificate of each Rose Subsidiary, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, with such modifications relevant to the jurisdiction of such Rose Subsidiary, as may be requested by the Administrative Agent;

(f) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Fourth Amendment Effective Date) of each of (i) Godfrey & Kahn, S.C., counsel for the Borrower (ii) special New York counsel to the Borrower and the Rose Subsidiaries, (iii) special United Kingdom counsel to the Borrower, and (iv) the general counsel of the Borrower, in the case of each such opinion required by this paragraph, covering such matters relating to the Loan Parties, the Loan Documents or this Amendment as the Administrative Agent shall reasonably request;

(g) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Amendment, the Reaffirmation (as defined below) and the other transactions contemplated hereby (the “Transactions”) and any other legal matters relating to the Loan Parties, the Loan Documents or the Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel;

(h) a certificate, dated the Fourth Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in this Section 35;

(i) satisfactory evidence that all fees and other amounts due and payable to any Agent on or prior to the Fourth Amendment Effective Date have been paid, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document;

(j) (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect, or continue the perfection of, the Liens intended to be created under any Security Document after giving effect to this Amendment and the Rose Acquisition, (ii) a completed Perfection Certificate in the form of Exhibit B hereto dated the Fourth Amendment Effective Date and signed by an executive officer or Responsible Officer of the Borrower and (iii) all documents and instruments necessary to create or perfect the Liens intended to be created under any Security Document after giving effect to this Amendment and the Rose Acquisition;

(k) (i) amendments to each Mortgage executed in connection with the Original Credit Agreement providing that the Tranche D Term Loans (in addition to the other Obligations) shall be secured by a Lien on each Mortgaged Property, signed on behalf of the record owner of such Mortgaged Property and (ii) policy or policies of title insurance or datedown endorsements to existing title insurance policies issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage, as amended by such amendment, as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by the Loan Documents, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request;

(l) subject to Section 34 hereof, satisfactory evidence that the outstanding principal amount of, and all accrued and unpaid interest on, Tranche C Term Loans shall have been paid in full with the proceeds of the Tranche D Term Loans;

(m) an amendment fee, for the account of the Lenders that have delivered an executed consent letter to the Syndication Agent no later than 5:00 p.m. New York time, on December 11, 2003 and an executed signature page to this Amendment to the Syndication Agent no later than 2:00 p.m. New York time, on December 22, 2003, in an amount equal to 0.10% of the aggregate amount (without duplication) of the Commitments in effect and Loans outstanding of such Lenders immediately prior to giving effect to this Amendment; and

(n) a Reaffirmation Agreement, substantially in the form of Exhibit C hereto, duly executed and delivered by each party thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Tranche D Lenders to make Tranche D Term Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m., New York City time, on December 24, 2003 (and, in the event such conditions are not so satisfied, the Tranche D Commitments shall terminate at such time).

SECTION 36. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the Fourth Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Fourth Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 37. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect in accordance with its terms.

SECTION 38. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 39. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

APPLETON PAPERS INC.

By:	/s/ Douglas P. Buth

Name:	Douglas P. Buth
Title:	President and Chief Executive Officer

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Douglas P. Buth

Name:	Douglas P. Buth
Title:	President and Chief Executive Officer

THE TORONTO – DOMINION BANK, as Foreign Currency Lender

By:	/s/ Jackie Barrett

Name:	Jackie Barrett
Title:	Vice President

Bear Stearns Investment Products Inc.

Name of Lender

By:	/s/ Keith C. Barnish

Name:	Keith C. Barnish
Title:	Executive Vice President

EXHIBIT A

Exhibit G to the

Credit Agreement

Prepayment Option Notice

Attention of [            ]

Telecopy No. [            ]

[Date]

Ladies and Gentlemen:

The undersigned, Toronto Dominion (Texas), Inc., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, refers to the Credit Agreement, dated as of November 8, 2001 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Appleton Papers Inc., a Delaware corporation (the “Borrower”), Paperweight Development Corp., a Wisconsin Corporation (“Holdings”), the several banks, financial institutions and other entities from time to time parties thereto (the “Lenders”), Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the “Syndication Agent”), U.S. Bank, National Association and LaSalle Bank National Association, each as documentation agent (in such capacity, the “Documentation Agents”), M&I Marshall & Ilsley Bank, as managing agent (in such capacity, the “Managing Agent”), Associated Bank, N.A., as co-agent (in such capacity, the “Co-Agent”), and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 4.2(e) of the Credit Agreement of the Tranche D Prepayment Amount. Amounts applied to prepay the Tranche D Term Loans shall be applied pro rata to the Tranche D Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche D Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A) Total Tranche D Term Loan Prepayment Amount	_______________
(B) Portion of Tranche D Term Loan Prepayment Amount to be received by you	_______________
(C) Prepayment Date (10 Business Days after the date of this Prepayment Option Notice)	_______________

IF YOU DO NOT WISH TO RECEIVE ALL OF THE TRANCHE D TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (B) ABOVE. please sign this notice in the space provided below and indicate the percentage (not exceeding 50%) of the Tranche D Term Loan Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of

[                    ] at                     , no later than [10:00] a.m., New York City time, on the Prepayment Date, at Telecopy No. [                    ]. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TRANCHE D TERM LOAN PREPAYMENT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.

TORONTO DOMINION (TEXAS), INC., as Administrative Agent

By:

Name:
Title:

as Lender

By:

Name:
Title:

Percentage of Tranche D

Prepayment Amount

Declined:             %

EXHIBIT B

Form of Perfection Certificate

Reference is made to (a) the Credit Agreement, dated as of November 8, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“Holdings”), APPLETON PAPERS INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC., as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”), U.S. BANK, NATIONAL ASSOCIATION and LASALLE BANK NATIONAL ASSOCIATION, each as documentation agent (in such capacity, the “Documentation Agents”), M&I MARSHALL & ILSLEY BANK, as managing agent (in such capacity, the “Managing Agent”), ASSOCIATED BANK, N.A., as co-agent (in such capacity, the “Co-Agent”) and TORONTO DOMINION (TEXAS), INC., as administrative agent (in such capacity, the “Administrative Agent”) and (b) the Guarantee and Collateral Agreement dated as of November 8, 2001(as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), made by Holdings, the Borrower and certain of their Subsidiaries signatories thereto (together with any other entity that may become a party thereto as provided therein, the “Grantors”), in favor of the Administrative Agent on behalf of the Lenders from time to time parties to the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement, the Security Documents referred to therein or the Uniform Commercial Code, as applicable.

The undersigned, a Responsible Officer and the chief legal officer of each of Holdings and the Borrower, hereby certifies to the Administrative Agent and each other Secured Party as follows:

1. Subsidiaries. (a) Schedule 1(a) hereto sets forth the legal name, jurisdiction of organization and location of the chief executive office of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party as of the date hereof (after giving effect to the Rose Acquisition).

(b) Except as set forth in Schedule 1(b) hereto, no Grantor has changed its name, jurisdiction of organization or chief executive office since November 8, 2001 (the “Original Closing Date”).

(c) No new Subsidiary has been acquired or created since the Original Closing Date by any Group Member, except as set forth on Schedule 1(c) hereto, and Holdings and the Borrower have satisfied the requirements of Section 7.10 of the Credit Agreement with respect to each such new or acquired Subsidiary. Schedules 1(a), 1(b), 2(a), 2(b), 2(c), 3, 4 and 5 set forth the information required by this Certificate with respect to each such new or acquired Subsidiary.

2. Investment Property.

(a) Schedule 2(a) sets forth all the issued and outstanding shares of all classes of Capital Stock owned by any Loan Party as of the date hereof (after giving effect to the Rose Acquisition).

(b) No Grantor has been required to deliver any certificate in respect of the Capital Stock of any Subsidiary pursuant to Section 5.8 of the Guarantee and Collateral Agreement or Section 7.10 of the Credit Agreement since the Original Closing Date, except as set forth on Schedule 2(b), and such certificates have been delivered to the Administrative Agent (in each case to the extent certificated), together with an undated stock power for each such certificate executed in blank by the pledgor thereof.

(c) Schedule 2(c) sets forth all promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) and, each such promissory note has been delivered to the Administrative Agent endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

3. Instruments; Certificated Securities and Chattel Paper. No amount, in excess of $25,000, payable under or in connection with the Collateral has become evidenced by any Instrument, Certificated Security or Chattel Paper since the Original Closing Date. The relevant Grantor has complied with Section 5.2 of the Guarantee and Collateral Agreement with respect to any such Instrument, Certificated Security and Chattel Paper.

4. Real Property. No Subsidiary of Holdings or the Borrower has acquired a fee interest in any real property having a value (together with improvements thereto) in excess of $1,000,000 since the Original Closing Date.

5. Intellectual Property. Schedule 5 hereto, together with Schedule 6 of the Guarantee and Collateral Agreement, lists all Intellectual Property registered in the United States and owned by each Grantor in its own name on the date hereof.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this      day of December, 2003.

PAPERWEIGHT DEVELOPMENT CORP.

By:

Name:
Title:

APPLETON PAPERS INC.

By:

Name:
Title:

EXHIBIT C

Form of Reaffirmation

REAFFIRMATION AGREEMENT, dated as of December     , 2003, among Paperweight Development Corp., (“Holdings”), Appleton Papers Inc. (the “Borrower”), each subsidiary of Holdings listed on the signature pages hereof (collectively, the “Subsidiary Guarantors” and, together with Holdings and the Borrower, the “Reaffirming Parties”) and Toronto Dominion (Texas), Inc., as Administrative Agent under the Credit Agreement referred to below.

WHEREAS Holdings, the Borrower, the Lead Arranger, and the Agents and Lenders party thereto have entered into an amendment (the “Fourth Amendment”), dated as of December     , 2003, which amends the Credit Agreement, dated as of November 8, 2001 (as amended and restated after giving effect to the Fourth Amendment, the “Credit Agreement”), among Holdings, the Borrower, the Lead Arranger and the Lenders and Agents from time to time party thereto;

WHEREAS each of the Reaffirming Parties is party to one or more of the Notes (such term and each other capitalized term used but not defined herein having the meaning assigned in the Credit Agreement), the Guarantee and Collateral Agreement and the other Security Documents;

WHEREAS each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Fourth Amendment becoming effective and the consummation of the transactions contemplated thereby; and

WHEREAS the execution and delivery of this Agreement is a condition precedent to the Fourth Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation/Amendment and Restatement

SECTION 1.01 Reaffirmation (a) Each of the Reaffirming Parties hereby consents to the Fourth Amendment and the transactions contemplated thereby and hereby confirms its respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Loan Documents to which it is party, and agrees that notwithstanding the effectiveness of the Fourth Amendment and the consummation of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other agreements shall continue to be in full force and effect and shall accrue to the benefit of the Lenders under the Credit Agreement. Each of the Reaffirming Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to ensure compliance by Holdings and the Borrower with Sections 7.10 and 7.11 of the Credit Agreement and hereby reaffirms its obligations under each similar provision of each Loan Document to which it is party.

(b) Each of the Reaffirming Parties hereby confirms and agrees that the Tranche D Term Loans constitute Obligations under each of the Loan Documents

SECTION 1.02 Amendment. On and after the effectiveness of the Fourth Amendment, (i) each reference in each Loan Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as amended by the Fourth Amendment, and as may be further amended, modified or supplemented and in effect from time to time and (ii) the definition of any term defined in any Loan Document by reference to the terms defined in the “Credit Agreement” shall be amended to be defined by reference to the defined term in the Credit Agreement as amended by the Fourth Amendment, and as maybe further amended, modified or supplemented and in effect from time to time.

ARTICLE II

Representations and Warranties

Each Reaffirming Party hereby represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

SECTION 2.01 Organization . Such Reaffirming Party is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation.

SECTION 2.02 Authority; Enforceability. Such Reaffirming Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such Reaffirming Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 2.03 Loan Documents. The representations and warranties of such Reaffirming Party contained in each Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

ARTICLE III

Miscellaneous

SECTION 3.01 Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 11.2 of the Credit Agreement.

SECTION 3.02 Expenses. Each Reaffirming Party agrees to pay all reasonable costs, fees and expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent or any Lender, which attorneys may be employees of the Administrative Agent or any Lender) incurred by the Administrative Agent or any Lender in collecting or enforcing any Reaffirming Party’s obligations under this Agreement.

SECTION 3.03 Loan Document. This Agreement is the Reaffirmation Agreement executed pursuant to the Fourth Amendment to the Credit Agreement and is a Loan Document pursuant to the Credit Agreement, and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 3.04 Section Captions. Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 3.05 Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 3.06 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

SECTION 3.07 Amendment. This Agreement may be waived, modified or amended only by a written agreement executed by each of the parties hereto.

SECTION 3.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 3.09 No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Fourth Amendment shall extinguish the obligations for the payment of money outstanding under the Fourth Amendment or the Credit Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Fourth Amendment or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of Holdings, the Borrower or any Subsidiary Loan Party under any Loan Document from any of their respective obligations and liabilities as “Holdings”, the “Borrower”, a “Subsidiary Loan Party”, a “Pledgor” or a “Grantor” under the Credit Agreement or the Loan Documents. Each of the Credit Agreement and the Loan Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or by the Fourth Amendment or in connection herewith and therewith.

IN WITNESS WHEREOF, each Reaffirming Party and Toronto Dominion (Texas), Inc., as Administrative Agent for the benefit of the Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

PAPERWEIGHT DEVELOPMENT CORP.

By:

Name:
Title:

APPLETON PAPERS INC.

By:

Name:
Title:

WTA INC.

By:

Name:
Title:

[ADDITIONAL GRANTORS]

By:

Name:
Title:

TORONTO DOMINION (TEXAS), INC.

By:

Name:
Title:

EXHIBIT D

Exhibit L to the

Credit Agreement

Form of Joinder Agreement

JOINDER AGREEMENT, dated as of                      ,             , made by each of the [corporations] that are signatories hereto (the “Subsidiary Borrowers”), in favor of TORONTO DOMINION (TEXAS), INC., as administrative agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of November 8, 2001 by and among Paperweight Development Corp., a Wisconsin corporation (“Holdings”), Appleton Papers Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the “Syndication Agent”), U.S. Bank, N.A. and LaSalle Bank National Association, each as documentation agent (in such capacity, the “Documentation Agents”), M&I Marshall & Ilsley Bank, as managing agent (in such capacity, the “Managing Agent”), Associated Bank, N.A., as co-agent (in such capacity, the “Co-Agent”), and Toronto Dominion (Texas), Inc., as administrative agent (in such capacity, the “Administrative Agent”; together with the Syndication Agent, the Documentation Agents, the Managing Agent, and the Co-Agent, the “Agents”), as the same may be amended, supplemented, waived or otherwise modified from time to time (the “Credit Agreement”), together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing, all or any portion of the Indebtedness under such agreement or any successor agreements (as so assumed, amended, supplemented, waived or modified).

W I T N E S S E T H:

WHEREAS, the parties to this Joinder Agreement wish to add Subsidiary Borrowers to the Credit Agreement in the manner hereinafter set forth; and

WHEREAS, this Joinder Agreement is entered into pursuant to subsection 11.1 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1. Each of the undersigned Subsidiaries of the Borrower, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to:

(a)	join the Credit Agreement as a Subsidiary Borrower, as indicated with its signature below;

(b)	be bound by all covenants, agreements and acknowledgments attributable to a Subsidiary Borrower in the Credit Agreement; and

(c)	perform all obligations and duties required of it by the Credit Agreement.

2. Each of the undersigned Subsidiaries of the Borrower hereby represents and warrants that the representations and warranties with respect to it contained in Section 5 of the Credit Agreement and each of the other Loan Documents to which such Subsidiary of the Borrower is a party or which are contained in any certificate furnished by or on behalf of such Subsidiary of the Borrower are true and correct on the date hereof.

3. The address and jurisdiction of incorporation of each of the undersigned Subsidiaries of the Borrower is set forth in Annex I to this Joinder Agreement.

4. The Borrower hereby agrees and acknowledges that its guarantees contained in Section 12 of the Credit Agreement shall remain in full force and effect after giving effect to this Joinder Agreement.

5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

Dated: ,	[NAME OF SUBSIDIARY], as a Subsidiary Borrower

By:

Name:
Title:

[NAME OF SUBSIDIARY], as a Subsidiary Borrower

By:

Name:
Title:

APPLETON PAPERS INC.

By:

Name:
Title:

ACKNOWLEDGED AND AGREED TO:

TORONTO DOMINION (TEXAS), INC., as Administrative Agent

By:

Name:
Title:

ANNEX I

[Insert address and jurisdiction of incorporation of each of the Subsidiary Borrowers]

EXHIBIT E

Exhibit M to the

Credit Agreement

Local Lender Designation

Toronto Dominion (Texas), Inc.,

as Administrative Agent

Attention: [            ]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of November 8, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“Holdings”), APPLETON PAPERS INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC., as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”), U.S. BANK, NATIONAL ASSOCIATION and LASALLE BANK NATIONAL ASSOCIATION, each as documentation agent (in such capacity, the “Documentation Agents”), M&I MARSHALL & ILSLEY BANK, as managing agent (in such capacity, the “Managing Agent”), ASSOCIATED BANK, N.A., as co-agent (in such capacity, the “Co-Agent”) and TORONTO DOMINION (TEXAS), INC., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 11.19 of the Credit Agreement the Borrower hereby:

1. designates [NAME OF INSTITUTION] as a Designated Local Lender for all purposes of the Credit Agreement with respect to extensions of credit by such Designated Local Lender to [NAME OF FOREIGN SUBSIDIARY BORROWER] pursuant to [INSERT DESCRIPTION OF CREDIT FACILITIES];

2. agrees that the maximum amount of obligations owed to such Designated Local Lender that shall constitute Obligations secured by the Security Documents shall not exceed [            ]; and

3. agrees that, after giving effect to this Local Lender Designation, the maximum amount of obligations owed to all Designated Local Lenders which constitute Obligations secured by the Security Documents does not exceed UK£2,000,000 or the equivalent thereof in any other currency.

The Borrower and the undersigned Designated Local Lender acknowledge and agree that:

1. such Designated Local Lender is not a Lender for purposes of the Credit Agreement and the other Loan Documents;

2. such Designated Local Lender does not, and shall not, have any Liens on the Collateral other than as a result of the Local Lender Designation;

3. this Local Lender Designation does not create in favor of the Designated Local Lender any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor; and

4. the maximum amount of obligations owing to such Designated Local Lender that constitute Obligations secured by the Security Documents shall not exceed [                    ]

APPLETON PAPERS INC.

By:

Name:
Title:

Acknowledged and agreed to:

TORONTO DOMINION (TEXAS), INC., as Administrative Agent

By:

Name:
Title:

[__________________________________________],
as Designated Local Lender

By:

Name:
Title: